SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement

☐     Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

MMEX RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)

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MMEX Resources Corporation
3616 Far West Blvd., #117-321
Austin, Texas 78731

 NOTICE OF ACTION TAKEN WITHOUT A SHAREHOLDER MEETING

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. This Information Statement is furnished only to inform our shareholders of the actions described herein in accordance with Rule 14c-2 promulgated under the Securities Act of 1934.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING

WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

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To the Shareholders of MMEX Resources Corporation:

The attached Information Statement is being delivered by MMEX Resources Corporation (the “Company” or “MMEX”) in connection with the approval by our shareholders of an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares of Class A common stock from 3 billion to 10 billion shares (the “Share Increase”). The text of the proposed amendment is set forth as Annex A to this Information Statement.

This Information Statement is being mailed to the shareholders of record as of January 18, 2018. The Information Statement is first being mailed to shareholders on or about January __, 2018. We anticipate that the amendment to our Amended and Restated Articles of Incorporation will become effective on or after February __, 2018. Each of these actions was approved by the majority of the shareholders of MMEX by a written consent to action taken without a meeting dated January 8, 2018.

QUESTIONS AND ANSWERS REGARDING THE INFORMATION STATEMENT

What is the purpose of the Information Statement?

Section 78.320 of the Nevada Revised Statutes (“NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special shareholders' meeting convened for the specific purpose of such action.

This Information Statement is being furnished to you pursuant to Section 14C of the Securities Exchange Act of 1934 (“Exchange Act”) to notify our shareholders of certain corporate actions taken by the holders of shares of voting securities representing approximately 94% of the voting power of the total issued and outstanding shares of voting common stock of the Company (the “Majority Holders”) pursuant to action by written consent. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Share Increase as early as possible to accomplish the purposes hereafter described, our board of directors elected to seek the written consent of the Majority Holders to reduce the costs and implement the Share Increase in a timely manner.

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What capital stock is authorized and outstanding?

We are authorized to issue 5,010,000,000 shares of capital stock, which consists of 5,000,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value. Of the 5,000,000,000 shares of authorized common stock, 3,000,000,000 are designated as Class A common stock, and 2,000,000,000 shares are designated as Class B common stock. All issued shares of common stock of MMEX are designated as Class A common stock, except that the 1,500,000,000 shares issued by the Company to Maple Resources or its affiliates in connection with the acquisition of the Company’s refinery project in March 2017 were designated as Class B common stock. See “Securities Ownership of Certain Beneficial Owners and Management” herein. We are proposing to increase the number of authorized shares of Class A common stock from 3 billion to 10 billion shares.

The Majority Holders consist of The Maple Gas Corporation, Maple Resources Corporation, Maple Structure Holdings, LLC, BNL Family Trust and AAM Investments, LLC. The Majority Holders own 100% of our outstanding Class B common stock and approximately 34% of our outstanding Class A common stock, which results in their ownership of approximately 94% of the voting power of our common stock. The Majority Holders have voted in favor of the Share Increase thereby satisfying the requirement under the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent. Therefore, no other shareholder consents will be obtained in connection with this Information Statement.

What are the differences between Class A and Class B common stock?

The holder of each share of Class A common stock is entitled to one vote for each such share as determined on the record date for the vote or consent of shareholders and votes together with the holders of Class B common stock as a single class upon any items submitted to a vote of shareholders, except with respect to matters requiring a separate series or class vote. The holder of each share of Class B common stock is entitled to ten votes for each such share as determined on the record date for the vote or consent of shareholders and votes together with the holders of Class A common stock as a single class upon any items submitted to a vote of shareholders, except with respect to matters requiring a separate series or class vote. Except for such voting rights, the rights of the holders of Class A common stock and Class B common stock are identical.

The Class B common stock have a conversion feature whereby each share of Class B common stock will be automatically converted into one share of Class A common stock upon the earlier of (i) the surrender to the Company by the holder thereof of such share of Class B common stock for voluntary conversion or (ii) the transfer or sale of such share of Class B common stock to any person other than Maple Resources Corporation, Jack W. Hanks, BNL Family Trust or one of their respective affiliates.

Who is entitled to notice?

Each outstanding share of Class A common stock as of record on December 31, 2017 is entitled to notice of the action taken pursuant to the written consent of the Majority Holders.

What is the purpose of the Share Increase?

From April through December 2017, we issued an aggregate of approximately $1,527,243 principal amount of convertible notes resulting in net proceeds to us of approximately $1,128,000. As of December 31, 2017, the aggregate principal amount of these convertible notes, including accrued interest and net of conversions into shares of our Class A common stock, was approximately $977,508. The notes are convertible into shares of our Class A common stock at a discount from the lowest price during certain measurement periods prior to the date of conversion. We incurred the indebtedness under the convertible notes in order to provide working capital for the Company since April 2017, given that we have yet to generate any revenues from operations.

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On June 12, 2017, we entered into an equity purchase agreement with Crown Bridge Partners, L.L.C. (“Crown Bridge”) for the purpose of commencing a redemption of our convertible note obligations and providing additional working capital for us to pursue our business strategy. Pursuant to the terms of this agreement, as amended, Crown Bridge has committed to purchase up to $3,000,000 of our common stock for a period of up to 24 months commencing upon the effectiveness of a registration statement covering the resale of shares issuable to Crown Bridge under this agreement. This facility allows us to deliver a put notice to Crown Bridge stating the dollar amount of common stock that we intend to sell to Crown Bridge on the date specified in the put notice. The amount of each put notice is limited to a formula that is equal to the lesser of (i) $100,000 or (ii) 150% of the average dollar value of the trading volume of our stock, the lowest price during the trading period, for the seven days prior to the purchase of shares by Crown Bridge. Accordingly, we expect to issue a substantial number of additional shares of Class A common stock, either in transactions with Crown Bridge, transactions with alternative equity investors or as a result of the conversion of the outstanding convertible notes. We have reserved substantially all of our authorized but unissued shares of Class A common stock for issuance to the foregoing parties and currently do not have any material amount of additional authorized but unissued shares.

We expect to conduct further equity offerings in the future to continue as a going concern. As additional equity securities are issued, investors’ percentage interests in our equity ownership will be diluted. The result of this could be expected to reduce the value of current investors’ stock.

Having an increased number of authorized but unissued shares of our capital stock would allow us to take prompt action with respect to corporate opportunities that may develop in the future, without the delay and expense of convening a special meeting of shareholders for the purpose of approving an increase in our capitalization. Such opportunities might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. Notwithstanding the foregoing, we have no obligation to issue such shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of such additional shares. The additional capital stock can provide flexibility in structuring the terms of any future agreements, as well as any future financing and recapitalization efforts.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company), the Share Increase was not proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the board and our stockholders.

When will the Share Increase Become Effective?

Upon the effectiveness and on the date that is 20 days following the mailing of this Information Statement, the board of directors shall have the Company’s Certificate of Amendment to the Amended and Restated Articles of Incorporation filed with the State of Nevada in order to effect the increase in the authorized number of shares of Class A common stock.

Are there dissenter’s rights in connection with the Share Increase?

MMEX shareholders have no right under Nevada corporate law, the Company’s Amended and Restated Articles of Incorporation consistent with above, or Bylaws to dissent from any of the provisions of the Share Increase.

Are there federal income tax consequences arising from the Share Increase?

We believe that the Share Increase will have no federal income tax effects. We will not recognize gain or loss as a result of the Share Increase. However, we have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Share Increase.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 31, 2017, the name and number of shares of the Company’s common stock beneficially owned by (i) each of the directors and named executive officers of the Company, (ii) beneficial owners of 5% or more of our common stock; and (iii) all the officers and directors as a group. Pursuant to the rules and regulations of the SEC, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

SEC rules provide that, for purposes hereof, a person is considered the “beneficial owner” of shares with respect to which the person, directly or indirectly, has or shares the voting or investment power, irrespective of his/her/its economic interest in the shares. Unless otherwise noted, each person identified possesses sole voting and investment power over the shares listed, subject to community property laws.

None of the persons identified in the table have any substantial interest, direct or indirect, in the proposed amendment to our Amended and Restated Articles of Incorporation that is different from the interest of any other shareholder.

The percentages in the table below are based on 1,553,759,224 shares of Class A common stock and 1.5 billion shares of Class B common stock outstanding as of December 31, 2017. Shares of common stock subject to options and warrants that are exercisable within 60 days of December 31, 2017, are deemed beneficially owned by the person holding such options for the purposes of calculating the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

	Class A common stock		Class B common stock
Name and Address of Beneficial Owners (1)	Shares	Percentage Ownership of Class	Shares	Percentage Ownership of Class	Voting Power (5)
Jack W. Hanks (2)(4)	309,699,518	20.0%	1,400,000,000	93.33%	86.5%
Bruce N. Lemons (3)(4)	223,173,230	14.4%	100,000,000	6.67%	7.4%

All directors and officers as a group (two persons)	532,872,748	34.4%	1,500,000,000	100%	93.9%

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(1)	Unless otherwise noted, the business address for each of the individuals set forth in the table is c/o MMEX Resources Corporation, 3616 Far West Blvd, #117-321, Austin, Texas 78731.
(2)

Includes (i) 138,176,181 shares of Class A common stock held by The Maple Gas Corporation, (ii) 135,268,260 shares of Class A common stock held by Maple Structure Holdings, LLC, (iii) 36,255,077 shares of Class A common stock held by Maple Resources Corporation, and (iv) 1,400,000,000 shares of Class B common stock held by Maple Resources Corporation.

(3)

Includes (i) 190,436,380 shares of Class A common stock held by BNL Family Trust, (ii) 32,736,850 shares of Class A common stock held by AAM Investments, LLC and (iii) 100,000,000 shares of Class B common stock to be received by BNL Family Trust upon its exercise of an option to purchase such shares from Maple Resources Corporation. Mr. Lemons and his family are the beneficiaries of BNL Family Trust. AAM Investments, LLC is indirectly owned by BNL Family Trust, a trust established for the benefit of Mr. Lemons and his family.

(4)

Maple Resources Corporation, a related party to Mr. Hanks, granted BNL Family Trust, a related party to Mr. Lemons, an option to purchase 100,000,000 shares of Class B common stock from Maple Resources at a price of $0.002 per share. The option expires in March 2022. Beneficial ownership of Messrs. Hanks and. Lemons give effect to the exercise of such option.

(5)	Shares of Class B common stock have ten votes per share, and shares of Class A common stock have one vote per share.

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ADDITIONAL INFORMATION

MMEX is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

PROPOSALS BY SECURITY HOLDERS

No security holder has asked the Company to include any proposal in this Information Statement.

EXPENSE OF THIS INFORMATION STATEMENT

The expenses of this Information Statement will be borne by us, including expenses in connection with the preparation and sending of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Class A common stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith.

FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements regarding our intentions to effectuate the Share Increase. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events or otherwise.

By Order of the Board of Directors

Jack W. Hanks, President and CEO

Austin, Texas

January __, 2018

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Annex A

PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

ARTICLE IV

CAPITAL STOCK

The total number of shares of stock which the Corporation shall have authority to issue is Twelve Billion and Ten Million (12,010,000,000) shares, which shall consist of (i) Twelve Billion (12,000,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and (ii) Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). The voting powers, designations, preferences, privileges and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each class or series of capital stock of the Corporation, shall be as provided in this Article IV.

A. PREFERRED STOCK.

The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. The designations, powers, preferences and relative, optional, conversion and other special rights, and the qualifications, limitations and restrictions thereof, of Preferred Stock of each class or series shall be such as are stated and expressed herein and, to the extent not stated and expressed herein, shall be such as may be fixed by the Board of Directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of such class or series. Such resolution or resolutions shall (a) specify the class or series to which such Preferred Stock shall belong, (b) fix the dividend rate therefor, (c) fix the amount which the holders of Preferred Stock of such class or series shall be entitled to be paid in the event of a voluntary liquidation, dissolution or winding up of the Corporation, (d) state whether or not Preferred Stock of such class or series shall be redeemable and at what times and under what conditions and the amount or amounts payable thereon in the event of redemption, (e) fix the voting powers of the holders of Preferred Stock of such class or series, whether full or limited, or without voting powers, but in no event shall the holders of Preferred Stock of such class or series be entitled to more than one vote for each share held at all meetings of the stockholders of the Corporation; and may, in a manner not inconsistent with the provisions of this Article 4, (i) limit the number of shares of such class or series which may be issued, (ii) provide for a sinking or purchase fund for the redemption or purchase of shares of such class or series and the terms and provisions governing the operation of any such fund and the status as to reissuance of shares of Preferred Stock purchased or otherwise reacquired or redeemed or retired through the operation thereof, (iii) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issue of additional Preferred Stock or other capital stock ranking equally therewith or prior thereto as to dividends or distribution of assets on liquidation, and (iv) grant such other special rights to the holders of Preferred Stock of such class or series as the Board of Directors may determine and which are not inconsistent with the provisions of this Article 4. The term "fix for such class or series" and similar terms shall mean stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of Preferred Stock of the class or series referred to therein. No further action or vote of the stockholders shall be required for any action taken by the Board of Directors pursuant to this Article 4.

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B. COMMON STOCK

1. Designation. An aggregate of Ten Billion (10,000,000,000) shares of the authorized Common Stock shall be designated as Class A Common Stock, and Two Billion (2,000,000,000) shares of the authorized Common Stock shall be designated as Class B Common Stock. All issued shares of Common Stock, whether outstanding on the date hereof or issued hereinafter, shall be designated as Class A Common Stock, except that all shares issued or to be issued by the Corporation to Maple Resources Corporation or its affiliates in connection with the transactions contemplated by that certain Stock Purchase Agreement, dated March 4, 2017 shall be designated as Class B Common Stock. Notwithstanding the foregoing, each share of Class B Common Stock shall be automatically converted into one share of Class A Common Stock upon the earlier of (i) the surrender to the Corporation by the holder thereof of such share of Class B Common Stock for voluntary conversion or (ii) the transfer or sale of such share of Class B Common Stock to any person other than Maple Resources Corporation, Jack W. Hanks, BNL Family Trust or one of their respective affiliates.

2. Voting. The holder of each share of Class A Common Stock shall be entitled to one vote for each such share as determined on the record date for the vote or consent of stockholders and shall vote together with the holders of Class B Common Stock as a single class upon any items submitted to a vote of stockholders, except with respect to matters requiring a separate series or class vote. The holder of each share of Class B Common Stock shall be entitled to ten votes for each such share as determined on the record date for the vote or consent of stockholders and shall vote together with the holders of Class A Common Stock as a single class upon any items submitted to a vote of stockholders, except with respect to matters requiring a separate series or class vote.

3. Except as set forth above, the rights of the holders of Class A Common Stock and Class B Common Stock shall be identical.

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